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                                                                    Exhibit 15.1




August 19, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Toyota Motor Credit Corporation has incorporated by reference our reports dated February 12, 1997, May 12, 1997 and August 12, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-26717). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,